EXHIBIT 10.33

[LOGO OF ADVANCED AESTHETICS INSTITUTE]

June 1, 2005

Ms. Carolyn Aversano
156 June Road

North Salem, New York 10560

Dear Carolyn:

It is with great pleasure that Advanced Aesthetics Institute, Inc. (AAI) offers you the position of Senior Vice President of Stores Operations for Sephora's (Adjacent Stores and Store within a Store) with the effective start date of June 20, 2005. This position reports to John Higgins.

In this position, you will be responsible for the development and execution of the AAI/Sephora Store brand concept. Your employment agreement is as follows:

         o Your base pay will be $ 7,692.31 biweekly, which when annualized is equivalent to $200,000 per year. Your first partial biweekly payroll is scheduled for July 8, 2005.

         o You will be eligible for an incentive bonus of 30% of base salary. 70% of your incentive bonus will be based on P & L performance while 30% of your incentive bonus will be based on specific individual objectives. Both components will be mutually agreed upon by the Board of Directors, Rich Rakowski, John Higgins, and yourself. All terms and conditions specified in the incentive plan program are subject to management discretion.
         o An initial options grant of 50,000 shares of AAT company stock, subject to approval by the Board of Directors and the terms of the company's stock option plan. The Stock options will vest over 4 years (25% per year) and will have an exercise price of $4/share.

         o On July 1, 2005, you will be eligible to participate in our medical, dental and vision insurance options and flexible spending accounts, subject to plan terms; with a percentage of the premiums paid for by AAI.

         o You will be eligible to participate in company-paid benefits such as life insurance, short and long- term disability, subject to applicable waiting periods and applicable premiums;

         o You will be eligible for company-paid holidays and for 3 weeks vacation after one year and in accordance with the management vacation policy thereafter.

         o You will be eligible for a 50% reduced spa and salon services and discount on retail products as per the Employee Guidebook.

         o Your immediate family members will be eligible for a 25% discount on spa and salon services.

         o        You  will  be  eligible   for   discounts   on-site   cosmetic
                  medical/dental services.

We will be mailing you an "On-Board" package to include your necessary employment paperwork and detailed information concerning your benefits options and related programs in effect as of your expected start of July i, 2005. If you have any questions concerning the benefits for which you will be eligible, please feel free to contact Jody Schifler, Benefits Manager at 561-833-7911 x 120 or jschifler@aai.com

Carolyn Aversano (2)

Please remember to bring your appropriate employment related documentation for the completion of your employment forms, including proof that you are presently eligible to work in the United States. Failure to provide appropriate documentation within 3 days of hire can result in a change of your employment status in accordance with the terms of the Immigration Reform and Control Act.

Carolyn, we are so excited about having you join us. We are confident that your skills and experience will be a good match for our growth strategy ahead. We look forward to having you as part of AM's dynamic team and a part of building AAI's exciting future.

Warm regards,

/s/ Marilyn Durant

Marilyn Durant
Advanced Aesthetics Institute Inc.
Vice President, Human Capital

Cc: Richard Rakowski and John Higgins

The provisions of this offer of employment have been read, are understood, and the offer is herewith accepted. I understand that my employment is contingent upon completion of references and background checks, execution of employment offer agreement, applicable non-competition and non disclosure agreements; or any other contingencies that AM needs to include.

This offer shall remain open until June 15, 2005. Any acceptance postmarked after this date will be considered invalid. Your full acceptance of this agreement should be signed below and faxed confidentially to the attention of Marilyn Durant.

Signature: _______________________________ Date: _______________
           Carolyn Aversano/Acceptance